UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California (Address of principal executive offices)	94107 (Zip Code)

Registrant’s telephone number, including area code: (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.03 of this Current Report on Form 8-K for a description of the Indenture, dated as of December 22, 2009 (the “Indenture”), among FiberTower Corporation (the “Company”), as issuer, the Guarantors (as defined below), and Wells Fargo Bank, National Association, as trustee, governing the terms of the Company’s 9.00% Senior Secured Notes due 2016 (the “New Notes”).  The information included in Item 2.03 is incorporated into this Item 1.01 by reference.

In connection with the Mandatory Redemption (as defined below), the Company entered into a Registration Rights Agreement, dated December 22, 2009, with certain holders of the Interim Notes (as defined below) pursuant to which the Company is required, as soon as practicable after the date of the Mandatory Redemption, to file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering the resale of the New Notes, the related guarantees and the shares of common stock issued in the Mandatory Redemption, as well as all other shares of common stock beneficially owned by the holders of the Interim Notes at the time of the Mandatory Redemption or thereafter acquired by such holders and all New Notes issued to such holders in the future as payment for a portion of the interest on the New Notes.  The Company also agreed to use its commercially reasonable efforts to have the Shelf Registration Statement become effective as soon as practicable after the occurrence of the Mandatory Redemption, but no later than 120 days after the date of the Mandatory Redemption.

The description of the provisions of the Registration Rights Agreement set forth above is qualified in its entirety by reference to the full and complete terms of such agreement, a copy of which is attached to this report as an exhibit hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under on Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2009, the Company redeemed (the “Mandatory Redemption”) all of the $266,791,438 in principal amount of its 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012 (the “Interim Notes”).  Each $1,000.00 in principal amount of the Interim Notes was redeemed for $47.65 in cash, 114.616 shares of the Company’s common stock, and $425.46 in principal amount of New Notes.  The Company paid a total of approximately $12.7 million in cash and issued a total of 30,578,567 shares of common stock and $113,509,084 in principal amount of New Notes in the Mandatory Redemption.

The Company issued the New Notes pursuant to the Indenture.  The New Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis by each of the Company’s existing and future domestic restricted subsidiaries (the “Guarantors”), including the subsidiary (the “License Subsidiary”) which holds all of the Company’s Federal Communications Commission (“FCC”) licenses.  The Guarantees may be released in certain instances.

The New Notes will be treated, for U.S. federal income tax purposes, as issued with original issue discount because the interest payable on the New Notes will not constitute “qualified stated interest” under applicable rules and because the principal amount of the New Notes may exceed their issue price.  Consequently, the New Notes will be treated as issued at a discount and U.S. holders will be required to include original issue discount in gross income for U.S. federal income tax purposes.

The New Notes will mature on January 1, 2016.  The New Notes bear interest at 9.00% per annum on the principal amount accruing from December 22, 2009, payable semi-annually in arrears on January 1 and July 1 of each year, beginning July 1, 2010.  One third of the interest of the New Notes will be payable in cash and two thirds of the interest will be payable by the issuance of additional New Notes in the principal amount equal to such portion of the interest.  An amount sufficient to pay the first six cash interest payments on the New Notes has been deposited by the Company into an escrow account.

The Interim Notes and the Guarantees are the Company’s and the Guarantors’ senior secured obligations and rank pari passu in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness, including the Company’s existing 9.00% Convertible Senior Secured Notes due 2012 (the “Existing Notes”). In

addition, the New Notes rank senior to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

The New Notes and the Guarantees are secured, to the extent permitted by law, by a first priority pledge (subject to permitted liens) of substantially all of the assets of the Company and the Guarantors (it being understood that the Communications Act of 1934 currently prohibits the grant of a security interest in an FCC license), other than certain excluded assets, and by a first priority pledge (subject to permitted liens) of the stock or other equity interests of all of the Guarantors, subject, in each case, to (1) a prior lien on current assets and a pari passu lien on long-term assets to secure a working capital facility up to an aggregate principal amount of $20.0 million and (2) a second priority lien on such assets and stock or other equity interests (other than the assets and equity interests of the License Subsidiary) securing the Existing Notes, in each case pursuant to the terms of an intercreditor agreement.

The Indenture contains covenants that restrict the ability of the Company and its subsidiaries to borrow additional money, to make certain restricted payments, including, but not limited to, paying dividends on the Company’s stock or its restricted subsidiaries’ stock, or issuing, selling or repurchasing the Company’s stock or its restricted subsidiaries’ stock, to transfer or sell assets, to create liens, to create restrictions on the ability of the Company’s subsidiaries to pay dividends or make loans to the Company, to merge or consolidate, to enter into transactions with affiliates, and to engage in certain business activities.  These covenants are subject to a number of important exceptions and qualifications.

If an event of default on the New Notes has occurred and is continuing, the aggregate principal amount of the Interim Notes, plus any accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default.

The description of the provisions of the Indenture, the New Notes and the Guarantees set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K is qualified in its entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The securities issued in the Mandatory Redemption were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act, and an exemption from state securities law requirements by virtue of Section 18(b)(4)(c) of the Securities Act.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2009, Messrs. Randall A. Hack, Mark E. Holliday and John Kevin Braniff were appointed to the Company’s Board of Directors to fill three of the vacancies created by the previously announced resignations of five members of the Board of Directors, including Messrs. Hack and Holliday, which resignations were effective as of December 22, 2009.  Messrs. Hack and Holliday are being reappointed to the Board of Directors as members of the class of directors whose terms will expire at the Company’s 2010 annual meeting of stockholders.  Mr. Braniff is being appointed to the class of directors whose terms will expire at the Company’s 2011 annual meeting of stockholders.

In addition, Mr. Hack is being appointed to the Compensation Committee, Mr. Holliday is being appointed to the Audit Committee (Chairman), and Mr. Braniff is being appointed to the Nominating and Corporate Governance Committee (Chairman) and the Audit Committee.

Item 8.01	Other Events.

On December 22, 2009, as described in Item 2.03 above, the Company redeemed all of its issued and outstanding 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012.

On December 23, 2009, the Company issued a press release announcing the redemption of all of its issued and outstanding 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of December 22, 2009, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9.00% Senior Secured Note due 2016, including form of Guarantee (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated December 22, 2009, among FiberTower Corporation, the subsidiaries of FiberTower Corporation party thereto, and the noteholders party thereto.

99.1	Press release, dated December 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: December 29, 2009	By:	/s/ Thomas A. Scott
	Name:	Thomas A. Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of December 22, 2009, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9.00% Senior Secured Note due 2016, including form of Guarantee (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated December 22, 2009, among FiberTower Corporation, the subsidiaries of FiberTower Corporation party thereto, and the noteholders party thereto.

99.1	Press release, dated December 23, 2009.